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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of The Target Portfolio Trust (consisting of Large Capitalization Growth Portfolio, Large Capitalization Value Portfolio, Small Capitalization Growth Portfolio, Small Capitalization Value Portfolio, International Equity Portfolio, International Bond Portfolio, Total Return Bond Portfolio, Intermediate Term Bond Portfolio, Mortgage Backed Securities Portfolio and US Government Money Market Portfolio), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Other Service Providers" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
April 26, 2002